UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012
(December 19, 2012)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement.

Item 8.01 Other Events.

Integrated Device Technology, Inc. (“IDT”) and PLX Technology, Inc. (“PLX Technology”) have mutually agreed effective December 19, 2012 to terminate the Agreement and Plan of Merger (the “Agreement”), dated as of April 30, 2012, by and among IDT, Pinewood Acquisition Corp. (the “Purchaser”), Pinewood Merger Sub, LLC and PLX Technology, pursuant to which IDT would have acquired PLX Technology.  Also on December 19, 2012, IDT withdrew its related exchange offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, $0.001 par value, of PLX Technology and instructed Computershare, the exchange agent for the Offer, to promptly return all previously tendered shares. A description of the terms of the Agreement and the Offer were included in Item 1.01 of the Current Report on Form 8-K filed by PLX with the Securities and Exchange Commission on April 30, 2012, and to the extent required by Item 1.02 of Form 8-K, such description is incorporated by reference in this Item 1.02.

As announced on December 19, 2012, the United States Federal Trade Commission (“FTC”) filed an administrative complaint challenging IDT’s proposed acquisition of PLX Technology. IDT and PLX Technology’s decision to terminate the Agreement was in response to the FTC’s determination to challenge the proposed acquisition of PLX Technology by IDT.

On December 19, 2012, IDT and PLX jointly issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press release dated December 19, 2012 issued jointly by Integrated Device Technology, Inc. and PLX Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  December 20, 2012